AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

          THIS AMENDMENT is made as of November 30, 2001 by and among New Systems, Inc., a Nevada corporation ("New Systems"), New Tremor Acquisition Corp., a California corporation ("Acquisition"), and Tremor Entertainment Inc., a California corporation ("Tremor"). New Systems, Acquisition and Tremor are referred to collectively herein as the "Parties."

          WHEREAS, the undersigned are the only parties to that certain Agreement and Plan of Merger dated as of August 21, 2001, among New Systems, Acquisition and Tremor (as amended from time to time, the "Agreement"); and

          WHEREAS, the date of mailing by New Systems to its stockholders of its Information Statement on Schedule 14C previously filed with the Securities and Exchange Commission pursuant to Regulation 14C promulgated under the Exchange Act of 1934, as amended (the "Exchange Act"), was delayed until November 12, 2001; and

          WHEREAS, the date of mailing by New Systems to its stockholders of its Information Statement on Schedule 14f-1 previously filed with the SEC pursuant to Rule 14f-1 promulgated under the Exchange Act, was delayed until November 30, 2001; and

          WHEREAS, as a result of the foregoing, the Parties now wish to amend the Agreement to modify and clarify certain provisions of the Agreement, as provided herein.

          NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree:

          1. Section 2.06 of the Agreement pertaining to the Closing Date is amended [italics] by deleting the outside date by which the Merger is to be consummated from "November 30, 2001" and substituting therefor "December 12, 2001."

          2. Section 9.1(a)(2) of the Agreement pertaining to terminating the Agreement is amended [italics] by deleting the outside date by which the Closing shall have occurred from "November 30, 2001" and substituting therefor "December 12, 2001."

          3. Upon completion of the Merger, each of the following named individuals, constituting the current directors and/or officers of Tremor, shall be appointed and/or elected, as the case may be, to the position(s) set forth opposite his or her name; it being hereby acknowledged and agreed by the Parties that the change of control of the board of directors of New Systems contemplated by the Merger upon the resignation of the current board of directors shall be effective subject to expiration of the ten (10) day statutory

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     waiting period beginning on the later of the date of the filing by New
     Systems of its Information Statement with the SEC pursuant to Rule 14f-1 promulgated by the SEC under the Exchange Act or the date of mailing of such Information Statement to the stockholders of New Systems.

                 Name                       Position Title
                 -----------------          -----------------

                 Steven Oshinsky            Director and Chairman of the Board,
                                            President and Chief Executive
                                            Officer

                 Karl Flowers               Director

                 Martin Eric Weisberg       Director and Secretary

                 Roderick B. Barr           President - Games Division

                 Karen L. Benson            Vice President of Finance &
                                            Administration and Assistant
                                            Secretary

                 Brennan Kelly              Chief Technology Officer

          4. All capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

          5. The Agreement, as so amended by this Amendment, remains in full force and effect.

          6. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.


                           [SIGNATURE PAGE TO FOLLOW]


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          IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

                                        NEW SYSTEMS, INC.


                                        By:/s/ Norman Becker
                                           -------------------------------------
                                        Name:   Norman Becker
                                        Title:  President


                                        NEW TREMOR ACQUISITION CORP.


                                        By:/s/ Norman Becker
                                           -------------------------------------
                                        Name:  Norman Becker
                                        Title: President


                                        TREMOR ENTERTAINMENT INC.


                                        By:/s/ Steven Oshinsky
                                           -------------------------------------
                                        Name:  Steven Oshinsky
                                        Title: President


          [SIGNATURE PAGE - AMENDMENT TO AGREEMENT AND PLAN OF MERGER]


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